Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF ASSOCIATION

OF

AMBRX BIOPHARMA INC.

(Adopted by Special Resolution passed on November 4, 2020 and effective from November 6, 2020)

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Ambrx Biopharma Inc.

(Adopted by Special Resolution passed on November 4, 2020 and effective from November 6, 2020)

1.	The name of the Company is Ambrx Biopharma Inc.

2.

The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Grand Cayman KY1-1104, Cayman Islands or at such other place as the board of directors of the Company may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as revised, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.

The share capital of the Company is US$50,000 divided into: (i) 282,424,991 Ordinary Shares, (ii) 160,000,000 Series A Preferred Shares, and (ii) 57,575,009 Series B Preferred Shares, with power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (as amended) and the Amended and Restated Articles of Association.

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Part II of the Companies Law (as amended) and, subject to the provisions of the Companies Law (as amended) and the Amended and Restated Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

1.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Ambrx Biopharma Inc.

(Adopted by Special Resolution passed on November 4, 2020 and effective from November 6, 2020)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Affiliate”	of a person (the “Subject Person”) means (a) in the case of a person other than a natural person, any other person that directly or indirectly Controls, is Controlled by or is under direct or indirect common Control with the Subject Person and (b) in the case of a natural person, any other person that directly or indirectly is Controlled by the Subject Person or is a Relative of the Subject Person. Solely with respect to WuXi, any Affiliate controlled by any member of the board of directors of WuXi AppTec Co., Ltd. (无锡药明康德新药开发股份有限公司) shall be deemed as an Affiliate of WuXi for the purposes of this Agreement.

“Articles”	means these Amended and Restated Articles of Association of the Company as from time to time altered by Special Resolution.

“Auditor”	means the person for the time being performing the duties of auditors of the Company (if any).

“Board” or “Board of Directors”	means the board of directors for the time being of the Company.

“Business Day”	means any day other than a Saturday or Sunday, a day on which banks are required or authorized to close in the

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United States, the Cayman Islands, the PRC or Hong Kong.

“Change of Control Event”	means a transaction or a series of transactions, upon the completion of which, (i) all or substantially all of the assets of the Group Companies, taken as a whole, have been disposed, or (ii) holders of the voting securities of the Company immediately prior to such transaction(s) (A) hold less than 50% of the total voting power represented by the voting securities of the Company (or the surviving entity or parent of the Company in the case of a merger) outstanding immediately after such transaction, (B) no longer have the right to appoint a majority of the members of the Board (or similar governing body of the Company) or (C) otherwise lose the right to direct the management of the Company.

“Governmental Authority”	means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Company”	means the above named company.

“Control”	means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of share capital, possession of the right to vote at a general meeting of shareholders of a person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency), by contract or otherwise, and in each case “Controller”, “Controlled”, “Controlling” and “Controls” shall be construed accordingly.

2.

“Debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Deemed Liquidation Event”	means any transaction (treating any series of related transactions as a “transaction”) involving (a) any sale, transfer, disposition, lease or conveyance by the Company of all or substantially all of its assets (including any sale, transfer or exclusive licensing of all or substantially all the intellectual property assets of the Company) (b) any sale, transfer, disposition, lease or conveyance by a Group Company other than the Company of all or substantially all of its assets (including any sale, transfer or exclusive licensing of all or substantially all the intellectual property assets of such Group Company) if all or substantially all of the assets of the Group Companies taken as a whole are held by such Group Company (except for any such sale, transfer, disposition, lease or conveyance to another Group Company); and (c) any merger, consolidation or other business combination of the Company with or into any other corporation or corporations or other entity or entities or any other corporate reorganization after which the holders of the Company’s voting Shares prior to such transaction own or control less than a Majority of the outstanding voting shares of the surviving corporation or other entity on account of shares held by them after the transaction, in each case, unless the Required Holders determine that such transaction will not be a “Deemed Liquidation Event”.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes an interim dividend and bonus issues.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (as amended).

“Equity Securities”	means any Preferred Shares, Ordinary Shares or other voting or non-voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may

3.

become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting or non-voting shares of the Company.

“ESOP”	means the employee stock option plan of the Company and any other equity incentive plan, in each case, duly adopted by the Company in accordance with these Articles and the Shareholders Agreement.

“Group Companies”	means the Company, Shanghai Ambrx Biomedical Co., Ltd. (上海安博生物医药股份有限公司) (the “Shanghai Subsidiary”), Biolaxy Pharmaceutical Hong Kong Limited, a Hong Kong company, Ambrx, Inc., a Delaware corporation and Ambrx Australia Pty Limited, an Australia company.

“HOPU”	means HOPU Reunion Company Limited.

“Investor”	has the meaning ascribed to it in Shareholders Agreement.

“Issue Price”	means (i) with respect to the Series A Preferred Shares, the Series A Issue Price, and (ii) with respect to the Series B Preferred Shares, the Series B Issue Price.

“Liquidation Event”	means any liquidation, dissolution or winding up, either voluntarily or involuntarily, of the Company or any other Group Company that holds all or substantially all of the assets of the Group Companies, taken as a whole.

“Majority”	means more than 50%.

“Member”	has the same meaning as in the Statute.

“Month”	means calendar month.

“Memorandum”	means the Amended and Restated Memorandum of Association of the Company as from time to time altered or amended by Special Resolution.

4.

“Ordinary Resolution”	means a resolution:

(a) passed by Members holding a simple Majority of all the Members’ voting Shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting; or

(b) approved in writing by all Members entitled to vote in person or, where proxies are allowed, by proxy at a general meeting of the Company in one or more instruments each signed by one or more of the Members.

“Ordinary Shares”	means ordinary shares in the capital of the Company of par value of US$0.0001.

“Original Issue Date”	means, with respect to each series of Preferred Shares, the date of the first issue of a Preferred Share of such series.

“Paid-up”	means paid-up and/or credited as paid-up.

“PRC”	means the People’s Republic of China, for purposes of these Articles excluding Hong Kong Special Administrative Region, Macau Administrative Region and Taiwan.

“Preferred Shares”	means the Series A Preferred Shares and Series B Preferred Shares.

“QIPO”	a firm commitment underwritten public offering of the Ordinary Shares of the Company (or depositary receipts representing such Ordinary Shares) on the NASDAQ Stock Market or another internationally recognized securities exchange as approved by the Board at an offering price per share to the public of at least 1.25 times the Series B Issue Price and with gross proceeds to the Company of not less than US$50,000,000.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

5.

“Required Holders”	means the holders of at least two-thirds (2/3) of the outstanding Preferred Shares, voting together as a single class on an as-converted basis.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Preferred Shares”	means the Series A Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series A Supermajority”	means the holders of two-thirds (2/3) of the Series A Preferred Shares, voting together as a single class on an as-converted basis.

“Series A Issue Price”	means (i) with respect to the Sale Shares (as defined in the Purchase Agreement), initially US$1.5631782, (ii) with respect to the Series A Preferred Shares other than Sale Shares, initially being deemed to be US$1.0615785, which shall be changed to US$1.1489498 upon the completion of the Restructuring (assuming all shareholders of the Shanghai Subsidiary other than the Company have exercised their options in full to purchase shares in the Company in accordance with the Shanghai Option Agreement, and may be further updated and adjusted accordingly based on the original consideration paid by shareholders of the Shanghai Subsidiary actually exercising their options and corresponding Series A Preferred Shares to be issued upon the actual exercise of such options if less than all shareholders of the Shanghai Subsidiary (other than the Company) have exercised their options), in each case of (i) and (ii), as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A Preferred Shares.

“Series B Issue Price”	means initially US$1.7368647, as appropriately adjusted for share splits, share dividends, combinations,

6.

recapitalizations and similar events with respect to the Series B Preferred Shares.

“Series B Preferred Shares”	means the Series B Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B Purchase Agreement”	means the Series B Preferred Share Purchase Agreement dated as of November 5, 2020 entered into by and among the Company and other parties thereto in respect of purchase and sale of Series B Preferred Shares issued by the Company and sale of certain Shares from certain shareholders of the Company to the Series B Investors (as defined in the Shareholders Agreement).

“Series B Supermajority”	means the holders of two-thirds (2/3) of the Series B Preferred Shares, voting together as a single class on an as-converted basis.

“Shanghai Option Agreement”	means that certain option agreement (期权协议) dated June 28, 2016 by and among the Company, the Shanghai Subsidiary and certain other parties named therein in respect of exchange of equity securities of the Shanghai Subsidiary held by its minority shareholders into the Series A Preferred Shares.

“Shares”	means, collectively, the Ordinary Shares and Preferred Shares.

“shareholder”	has the same meaning as the Member.

“Share Premium Account”	means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Shareholders Agreement”	means the Shareholders Agreement dated as of November 6, 2020 entered into by and among the Company and other parties thereto, as the same may be amended and/or restated from time to time.

7.

“Special Resolution”	means a special resolution passed in accordance with the Statute, namely:

(a) passed by not less than two-thirds (2/3) of the votes attaching to the issued and outstanding Shares of the Company (on an as-converted basis) of such Members, who, as being entitled to do so, vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given; or

(b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary”	means, with respect to any specified person, any other person Controlled by the specified person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital or is deemed a subsidiary of the specified person under applicable law or US GAAP.

“Third Party”	means a bona fide prospective purchaser of Shares in an arm’s-length transaction from a Selling Shareholder where such purchaser is not a Party or, to the extent applicable, a Permitted Transferee of the Selling Shareholder.

“Trade Sale”	means (i) a Deemed Liquidation Event, or (ii) a sale, transfer or other disposition of a Majority of the issued and outstanding voting Shares (calculated on an as-converted basis).

“Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation,

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pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly.

“US GAAP”	means United States generally accepted accounting principles as promulgated by the Financial Accounting Standards Board.

“WuXi”	means WuXi PharmaTech Healthcare Fund I L.P.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Headings are inserted for reference only and shall be ignored in construing these Articles.

In calculations of Share numbers contained in these Articles, (i) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other equity securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, (ii) references to a “non-diluted basis” mean that the calculation is to be made assumes that all options to purchase Ordinary Shares reserved or granted pursuant to the ESOP (and any Ordinary Shares issued upon exercise of such options) shall be excluded and (iii) references to an “as converted” or “as converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares pursuant to the terms of these Articles. Any reference to or calculation of Shares in issue shall exclude any treasury shares.

9.

Sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply to the Memorandum or these Articles.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the Shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration

CERTIFICATES FOR SHARES

4.	(a)	Each Member shall be entitled to a share certificate. Share certificates evidencing Shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Board. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares evidenced thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of Shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

(b)

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be sufficient delivery to all of them.

5.

If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Board may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6.

Subject to the relevant provisions, if any, in these Articles (including without limitation Schedule A hereto), the Shareholders Agreement and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing Shares:

(a)	the Board may allot, issue, grant options over or otherwise dispose of Shares of the Company with or without preferred, deferred or other special rights or restrictions,

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whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue Shares in bearer form.

(b)

The Board may issue warrants to subscribe for any class or series of Shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

(c)	The Board may issue Shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

7.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

TRANSFER OF SHARES

8.

The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Board so requires, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members. Transfer of Shares of the Company shall be subject to Schedule A hereto.

9.

The Board, solely subject to and in accordance with contractual commitments regarding the transfer of Shares that the Company may from time to time have, may decline to register any transfer of Shares in violation of such commitments. If the Board refuses to register a transfer it shall notify the transferee within two (2) Months of such refusal. When deciding whether or not to register any transfer of Shares, the Board shall have regard to the provisions of the Shareholders Agreement. The Board shall not decline to register any transfer which is made in compliance with the Shareholders Agreement.

10.

The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

REDEEMABLE SHARES

11. (a)

Subject to the provisions of the Statute and the Shareholders Agreement and in accordance with these Articles (including without limitation Schedule A hereto), the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company, subject always to the Board’s consent. The

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redemption of such Shares shall be effected in accordance with these Articles or in such manner as the Company may, by Special Resolution, determine before the issuance of such Shares.

(b)

Subject to the provisions of the Statute, the Shareholders Agreement and Articles 18, 18.A, 18.B and 19, the Company may purchase its own Shares (including any redeemable Shares), provided that the Board shall have approved the manner of purchase in writing. The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12. (a)

If at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound-up and except where these Articles (in particular, Articles 18, 18.A, 18.B and 19) or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least a Majority of the issued Shares of that class or series.

(b)

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more persons holding or representing in person or by proxy at least a Majority of the issued Shares of the class or series and that any holder of Shares of the class or series present in person or by proxy may demand a poll.

13.

The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.

The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly Paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12.

CONVERSION OF PREFERRED SHARES

15.	The holders of Preferred Shares have conversion rights as follows:

(a)

Optional Conversion. Unless converted earlier pursuant to Article 15(b) below, each Preferred Share shall be converted, at the option of the holder thereof, at any time after the respective Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the respective Issue Price by the respective Conversion Price (as defined below), determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be issuable upon conversion of each Preferred Share (the “Conversion Price”) shall initially be the respective Issue Price for such Preferred Share. Such initial Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Ordinary Shares is 1:1 as of the date of adoption of these Articles.

(b)

Automatic Conversion. Each Preferred Share shall automatically be converted into Ordinary Share(s) at the then respective effective Conversion Price upon (i) the closing of a QIPO, or (ii) the written consent of the Required Holders. In the event of the automatic conversion of any class or series of Preferred Shares upon a QIPO as described above, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities in the QIPO.

(c)

Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then respective effective Conversion Price.

(i)

In the event of an optional conversion pursuant to Article 15(a), before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, together with such other documents as may be required by the registered office provider of the Company, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares (A) a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as

13.

aforesaid, (B) a certificate or certificates for the number (if any) of Preferred Shares represented by the surrendered certificate that were not converted into Ordinary Shares and (C) a check payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender the certificate or certificates representing the Preferred Shares to be converted and such other instruments, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(ii)

In the event of an automatic conversion pursuant to Article 15(b), all holders of Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a QIPO be the latest practicable date immediately prior to the closing of a QIPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 15. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of the Preferred Shares shall surrender his, her or its certificate or certificates for all such Shares to the Company at the place designated in such notice, together with such other documents as may be required by the registered office provider of the Company, and shall promptly receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Article 15 and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed, repurchased or re-designated (as the case may be) and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any declared but unpaid dividends thereon. All certificates evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates or instruments on or prior to such date.

14.

(iii)

The Directors of the Company may effect such conversion in any manner available under applicable law, including re-designating the relevant Preferred Shares as Ordinary Shares, and/or redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

ADJUSTMENTS TO CONVERSION PRICE

16. (a)	Special Definitions. For purposes of this Article 16, the following definitions shall apply:

(i)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)	“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)

“New Equity Securities” (each a “New Equity Security”) shall mean all Equity Securities (including reissued shares) issued (or, pursuant to Article 16(c), deemed to be issued) by the Company after the respective Original Issue Date, other than:

(A)	Ordinary Shares issued upon conversion of the Preferred Shares authorized herein, or Equity Securities issued as a dividend or distribution on Preferred Shares;

(B)

Equity Securities issued upon the conversion of currently outstanding Options or Convertible Securities in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

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(C)	Ordinary Shares issued upon any event for which adjustment is made pursuant to Article 16(f) or 16(g) hereof;

(D)

Ordinary Shares (and/or Options to purchase such Ordinary Shares) issued or issuable to officers, directors, employees and consultants of the Group Companies pursuant any pre-existing ESOP or any new or modified ESOP approved by the Board;

(E)	Ordinary Shares or other Equity Securities issued pursuant to a QIPO;

(F)	Ordinary Shares, Options or Convertible Securities issued to banks, equipment lessors, licensing or collaboration partners or service providers in bona fide transactions approved by the Board;

(G)	Series B Preferred Shares issued pursuant to the Series B Purchase Agreement;

(H)

Up to 3,454,501 Series B Preferred Shares issued on or before December 8, 2020 pursuant to any other Series B Preferred Share purchase agreement in the form substantially identical to the Series B Purchase Agreement;

(I)	Series A Preferred Shares issued pursuant to the Shanghai Option Agreement (the foregoing clauses (A)-(I), inclusive, the “Exempted Issuances”).

(b)

No Adjustment of Conversion Price. No adjustment in the respective Conversion Price shall be made in respect of the issuance of New Equity Securities unless the issue price per share for a New Equity Security issued or deemed to be issued by the Company is less than the respective Conversion Price in effect on the date of and immediately prior to such issue.

(c)

Deemed Issue of New Equity Securities. In the event the Company at any time or from time to time after the respective Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of Shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Clause (ii) of this Article 16(c) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be New Equity Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on

16.

such record date, provided that New Equity Securities shall not be deemed to have been issued unless the issue price per share (determined pursuant to Article 16(e) hereof) of such New Equity Securities would be less than the respective Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which New Equity Securities are deemed to be issued:

(i)

no further adjustment in the respective Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the respective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the respective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only New Equity Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Equity Securities deemed to have been then

17.

issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to Clause (ii) or (iii) above shall have the effect of increasing the respective Conversion Price to an amount which exceeds the lower of (i) the respective Conversion Price on the original adjustment date, or (ii) the respective Conversion Price that would have resulted from any issuance of New Equity Securities between the original adjustment date and such readjustment date; and

(v)

in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the respective Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Clause (iii) above.

(d)

Adjustment of the Conversion Price upon Issuance of New Equity Securities below Conversion Price. In the event that after the respective Original Issue Date the Company shall issue New Equity Securities without consideration or for a consideration per share less than the respective Conversion Price of any class of Preferred Shares in effect on the date of and immediately prior to such issue, then and in such event, the respective applicable Conversion Price of that class of Preferred Shares shall (except as otherwise provided in this Article 16) shall be reduced, concurrently with such issue, to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Conversion Price,

OCP = the Conversion Price in effect immediately before the issuance of the New Equity Securities,

OS = the total outstanding Ordinary Shares immediately before the issuance of the New Equity Securities plus the total Ordinary Shares issuable upon conversion of the outstanding Convertible Securities (all calculated based on an as-converted basis),

NP = the total consideration received for the issuance or sale of the New Equity Securities, and

18.

NS = the number of New Equity Securities issued or sold or deemed issued or sold.

(e)	Determination of Consideration. For purposes of this Article 16, the consideration received by the Company for the issue of any New Equity Securities shall be computed as follows:

(i)	Cash and Property. Except as provided in Clause (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event New Equity Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both such New Equity Securities and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such New Equity Securities, computed as provided in
Clauses (A) and (B) above, as determined in good faith by the Board.

(ii)

Options and Convertible Securities. The consideration per share received by the Company for New Equity Securities deemed to have been issued pursuant to Article 16(c), relating to Options and Convertible Securities, shall be determined by dividing:

(x)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by; and

19.

(y)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of Preferred Shares.

(h)

Adjustments for Reclassification, Exchange and Substitution. Subject to Article 127, if the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes or series of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

(i)	No Impairment. The Company will not, by amendment of these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of

20.

securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the respective Conversion Prices pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the respective Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

(k)	Miscellaneous.

(i)	All calculations under this Article 16 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a Share, as the case may be.

(ii)

No adjustment in the respective Conversion Price need to be made if such adjustment would result in a change in such Conversion Price of less than US$0.01 (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events). Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in the respective Conversion Price.

(iii)

The Required Holders shall have the right to challenge any determination by the Board of fair value pursuant to this Article 16, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging holders of Preferred Shares.

NOTICES OF RECORD DATE

17.

Subject to and without prejudice to these Articles (including without limitation, Articles 18, 18A, 18B and 19 and Schedule A hereto) and the Shareholders Agreement, in the event that the Company shall propose at any time:

21.

(a)

to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)	to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up,

then, in connection with each such event, the Company shall send to the holders of Preferred Shares:

(i)

at least ten (10) days’ (or less, if approved by the Required Holders) prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)

in the case of the matters referred to in (c) and (d) above, at least ten (10) days’ (or less, if approved by the Required Holders) prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Shares at the address for each such holder as shown on the books of the Company.

PROTECTIVE PROVISIONS

18.	Acts of the Group Companies Requiring Approval of the Holders of Preferred Shares.

In addition to such other limitations as may be provided in these Articles, so long as any Preferred Shares are outstanding, the following acts of any Group Company (as applicable, whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the Required Holders:

22.

(i)

enter into any merger, amalgamation or consolidation, scheme of arrangement of similar nature, spin-off, or any Change of Control Event of any Group Company (other than as contemplated by Section 3 of Schedule A herein), any reorganization or restructuring of any Group Company;

(ii)	alter or change any powers, preferences or privileges of the Preferred Shares;

(iii)	liquidate, dissolve or wind-up the affairs of any Group Company, or effect any Deemed Liquidation Event;

(iv)	dispose of any shares of or all or substantially all of assets of any Company’s Subsidiary;

(v)	amend, alter, or repeal any provision of the constitutional documents of any Group Company or any Transaction Document (as defined in the Series B Purchase Agreement);

(vi)

create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, or increase or decrease the authorized number of the Preferred Shares, other than any Exempted Issuance and any authorization or issuance otherwise approved by the Board;

(vii)

purchase or redeem or pay any dividend on any share capital of any Group Company, other than shares repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost;

(viii)	enter into any loan agreement with any shareholder of the Company, and repayment of loans to such shareholders other than in accordance with the terms of such loans;

(ix)	effect a reclassification or recapitalization of the outstanding share capital of any Group Company (other than reorganizations among the Group Companies);

(x)	increase or reduce the number of authorized or issued Ordinary Shares or any series of Preferred Shares;

(xi)

increase or decrease the size of the Board or effecting any change relating to the nomination, designation or election of the Board other than any adjustment of the size of the Board pursuant to these Articles;

23.

(xii)	list its securities on any exchange or conduct any public offering of its securities other than in connection with a QIPO and the terms and conditions of such listing;

(xiii)	establish the terms of the conditions of the QIPO;

(xiv)	appoint or change its independent auditors/accountants, approve statutory accounts, or materially change the accounting standards;

(xv)

enter into, amend, waive, or terminate any transaction between any Group Company and any executive officer or director of any Group Company or holder of at least five percent (5%) of the share capital of any Group Company (on an as-converted and fully-diluted basis) or their respective Affiliates, other than ordinary course employment and services agreements; or

(xvi)	enter into any agreement, arrangement or commitment to do any of the foregoing.

Notwithstanding anything to the contrary in these Articles, where any act listed in the foregoing clauses (i)-(xvi) above requires the approval or authorization of the Members in accordance with the Statute, and if the approval of the Required Holders has not been obtained in accordance with this Article 18, then, in respect of the Members’ resolution to approve or authorize such act, the holders of Preferred Shares who voted against the relevant act shall, in such vote, be deemed to have the voting rights which are equal to (i) the aggregate voting power of all the Members who voted in favor of such act, plus (ii) one (1) vote, to the intent and effect that such resolution shall not be passed.

The provisions under this Article 18 shall terminate (i) immediately before the consummation of an IPO / the filing of the first registration statement on Form F-1 or Form S-1; or (ii) upon the closing of a Deemed Liquidation Event.

18.A	Acts of the Company Requiring Approval of the Series B Supermajority.

In addition to such other limitations as may be provided in these Articles, so long as any Series B Preferred Shares are outstanding, the following acts of the Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the Series B Supermajority:

(i)	alter or change any powers, preferences or privileges of the Series B Preferred Shares;

(ii)	increase or decrease the number of authorized Series B Preferred Shares; or

24.

(iii)	enter into any agreement, arrangement or commitment to do any of the foregoing.

Notwithstanding anything to the contrary in these Articles, where any act listed in the foregoing clauses (i) to (iii) above requires the approval or authorization of the Members in accordance with the Statute, and if the approval of the Series B Supermajority has not been obtained in accordance with this Article 18.A, then, in respect of the Members’ resolution to approve or authorize such act, the holders of Series B Preferred Shares who voted against the relevant act shall, in such vote, be deemed to have the voting rights which are equal to (i) the aggregate voting power of all the Members who voted in favor of such act, plus (ii) one (1) vote, to the intent and effect that such resolution shall not be passed.

18.B	Acts of the Company Requiring Approval of the Series A Supermajority.

In addition to such other limitations as may be provided in these Articles, so long as any Series A Preferred Shares are outstanding, the following acts of the Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the Series A Supermajority:

(i)	alter or change any powers, preferences or privileges of the Series A Preferred Shares;

(ii)	increase or decrease the number of authorized Series A Preferred Shares; or

(iii)	enter into any agreement, arrangement or commitment to do any of the foregoing.

Notwithstanding anything to the contrary in these Articles, where any act listed in the foregoing clauses (i) to (iii) above requires the approval or authorization of the Members in accordance with the Statute, and if the approval of the Series A Supermajority has not been obtained in accordance with this Article 18.B, then, in respect of the Members’ resolution to approve or authorize such act, the holders of Series A Preferred Shares who voted against the relevant act shall, in such vote, be deemed to have the voting rights which are equal to (i) the aggregate voting power of all the Members who voted in favor of such act, plus (ii) one (1) vote, to the intent and effect that such resolution shall not be passed.

25.

19.	Acts of the Group Companies Requiring Approval of the Directors.

In addition to such other limitations as may be provided in these Articles, the following acts of any Group Company (as applicable) shall require the prior written approval of the Board:

(i)	approve its annual budget and business plan and any material amendments thereto or deviations therefrom;

(ii)	incur or guarantee any indebtedness in an aggregate amount of greater than US$5,000,000 that is not included in the annual budget, other than trade credit incurred in the ordinary course;

(iii)	grant any share incentive awards;

(iv)	establish any new share incentive plan or create or increase the number of shares reserved under its share incentive plans;

(v)	change its principal business or enter into a new line of business;

(vi)	other than provided in the annual budget, acquire or dispose of any business;

(vii)	adopt any material amendment to its constitutional documents;

(viii)	dispose of any shares of or all or substantially all of assets of any Company’s Subsidiary (which shall, for the avoidance of doubt, include the Shanghai Subsidiary);

(ix)

make any loan to any person or entity, including, any shareholder, employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee share option plan approved by the Board or otherwise among the Group Companies;

(x)

approving any distribution policies and any material changes to an approved distribution policy or declaring or paying any dividend or distribution that materially departs from the then-current distribution policy;

(xi)

redeeming or otherwise reducing the shares or other securities, including any options, other than pursuant to the contractual rights to repurchase shares or other securities from the employees, directors or consultants upon termination of their employment or services pursuant to the ESOP (as defined below) or other equity incentive programs;

(xii)	establish or invest in a subsidiary, branch, agent or joint venture;

26.

(xiii)	make any capital expenditures in excess of US$1,000,000 annually and not contemplated by the annual budget;

(xiv)	grant any salaries or bonuses for any new or existing executive officers, key employees or otherwise in excess of US$500,000 annually;

(xv)	hire or terminate the Chief Executive Officer;

(xvi)	create any committee of the Board;

(xvii)	change the location of its principal executive offices to a location more than 50 kilometers from the current location;

(xviii)

enter into any material provision under any material contract or transaction (or any series of related contracts or transactions) that are reasonably expected to generate revenues of US$10,000,000 or more or that obligates to make payments of US$5,000,000 or more and not contemplated by the annual budget, or enter into any contract or transaction not in the ordinary course of business;

(xix)	grant severance arrangements or enter into employment agreements that cannot be terminated at will (other than as required under applicable laws);

(xx)	increase or decrease the size of its board of directors;

(xxi)	adopt any bonus, profit sharing, pension or other compensation plans;

(xxii)	initiate or conduct any material proceedings or litigation;

(xxiii)	engage any third party in connection with any debt or equity financing; or

(xxiv)	enter into any agreement, arrangement or commitment to do any of the foregoing.

For the avoidance of doubt, the list set out in this Article 19 is not an exhaustive list of items subject to approval by the Board and nothing herein shall limit or in any way restrict the power of the Board provided herein.

NON-RECOGNITION OF TRUSTS

20.

No person shall be recognized by the Company as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or

27.

the Statute) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

21.

The Company shall have a first and paramount lien and charge on all Shares (whether fully Paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Board may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a Share shall extend to all dividends or other amounts payable in respect of that Share.

22.

The Company may sell, in such manner as the Board thinks fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) days after a notice in writing has been given to the registered holder or holders for the time being of the Shares, or the person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

23.

To give effect to any such sale, the Board may authorize any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

24.

The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

25.	(a)	Subject to the terms of the allotment the Board may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Board may determine. A call may be made payable by installments. A person upon whom a call is made shall remain liable for calls made upon him

28.

notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

(b)	A call shall be deemed to have been made at the time when the resolution of the Board authorizing such call was passed.

(c)	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

26.

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Board may determine, but the Board may waive payment of the interest either wholly or in part.

27.

An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

28.	The Board may issue Shares with different terms as to the amount and times of payment of calls or interest to be paid.

29.

(a)The Board may, if it thinks fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Board and the Member paying such amount in advance.

(b)

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

30. (a)

If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

(b)	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the

29.

Board. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

31.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Board sees fit.

32.

A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the Shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the Shares.

33.

A certificate in writing under the hand of one Director or the Secretary of the Company that a Share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the Share and the person to whom the Share is sold or disposed of shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

34.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

35.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other persons.

36. (a)

Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to make some person nominated by him as the transferee, but the Board shall, in either case, have the same right to decline or suspend registration as they would have

30.

had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

37.

A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he/she were the registered holder of the Share, except that he/she shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) days, the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

38. (a)	Subject to the provisions of the Statute, the Shareholders Agreement and these Articles (in particular, Articles 18, 18.A, 18.B and 19), the Company may by Ordinary Resolution:

(i)

increase the share capital by such sum to be divided into Shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(iii)

by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by these Articles or into Shares without nominal or par value;

(iv)	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)

All new Shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

31.

(c)

Subject to the provisions of the Statute, the Shareholders Agreement and these Articles (in particular, with respect to the variation of rights attached to a specific class or series of Shares of the Company), the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to these Articles;

(iii)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Company may by resolution of the Board change the location of its Registered Office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

40.

In lieu of or apart from closing the Register of Members, the Board may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Board may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

32.

GENERAL MEETING

42. (a)

Subject to clause (c) below, if so determined by the Board, the Company shall hold annual general meetings and shall specify any meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Board shall appoint.

(b)	At these meetings the report of the Board (if any) shall be presented.

(c)	Unless required by the Statute, the Company may but shall not be obliged to hold an annual general meeting.

43. (a)

The Board may whenever it thinks fit, and it shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the then outstanding Ordinary Shares (calculated on an as-converted basis) as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Board does not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) Months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Board.

NOTICE OF GENERAL MEETINGS

44.

At least fourteen (14) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that any general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so

33.

agreed by Members (or their proxies) entitled to attend and vote thereat holding not less than ninety percent (90%) of the outstanding Shares (calculated on an as-converted basis).

45.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

46. (a)

No business shall be transacted at any general meeting unless a quorum of Members is present in person or by proxy; the presence in person or by proxy of Members holding two-thirds of the outstanding Shares (calculated on an as-converted basis) shall constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

(b)

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

47.

A resolution (whether an Ordinary Resolution or a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

48.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

49.

The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

50.	If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members

34.

present shall choose one of their members to be Chairman of the meeting.

51.

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

52.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any Member or Members present in person or by proxy collectively holding at least ten percent (10%) in nominal value of the Shares entitled to attend and vote at the meeting.

53.

Subject to the provisions of these Articles, unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

54.	The demand for a poll may be withdrawn.

55.

Subject to the provisions of these Articles, except on a poll demanded on the election of a Chairman or on a question of adjournment, a poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

56.

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

57.

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

58.	Except as otherwise required by law or as set forth herein, the holder of any Ordinary Shares issued and outstanding shall have one vote for each Ordinary Share held by such holder, and

35.

the holder of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Shares could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other Shares of the Company having general voting power and not counted separately as a class except as otherwise provided herein. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles. Unless otherwise provided in the Statute, these Articles or the Shareholders Agreement, Ordinary Shares and Preferred Shares shall vote together as a single class and calculated on an as converted basis on matters to be voted by the holders of Ordinary Shares and Preferred Shares.

59.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

60.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

61.

No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of Shares unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

62.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

63.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

64.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his/her attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

36.

65.

The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

66.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

67.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

68.

Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

69.

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

70.

There shall be a Board consisting of directors appointed or designated in accordance with the Shareholders Agreement and these Articles, which shall initially be five (5) members (exclusive of alternate Directors) upon the Initial Closing (as defined in the Series B Purchase Agreement), which composition shall be as follows and not be changed except pursuant to these Articles: (i)

37.

(A) for so long as any Investor (together with its Affiliates) continues to directly or indirectly hold at least ten percent (10%) of the issued and outstanding Ordinary Shares (on an as-converted but non-diluted basis), it shall have the right to appoint and remove one (1) Director; and (B) for so long as any Investor (together with its Affiliates) continues to directly or indirectly hold at least thirty percent (30%) of the issued and outstanding Ordinary Shares (on an as-converted but non-diluted basis), it shall have the right to appoint and remove one (1) additional Director; (ii) one (1) Director shall be the chief executive officer (the “Chief Executive Officer”) of the Company; and (iii) if the number of Directors appointed pursuant to (i) and (ii) above is less than five (5), additional independent Director(s) may be nominated to fulfill the vacant seats of the Board, provided that such independent Directors shall not be employees of any Group Company nor employees of any Investor or its Affiliates, and who shall be nominated by the Board and approved by the Required Holders. Each Director shall have one (1) vote.

REMUNERATION OF DIRECTORS

71.

No Director shall be entitled to any remuneration for serving in such capacity as a director; provided that the Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Board, or any committee of the Board, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other.

72.

Subject to Articles 18, 18.A, 18.B and 19, the Board may award special remuneration to any Director of the Company for any service other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director.

DIRECTORS’ INTERESTS

73.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

74.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

75.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be

38.

accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

77.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Board or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

NO MINIMUM SHAREHOLDING

78.	There is no minimum shareholding required to be held by a Director.

ALTERNATE DIRECTORS

79.

Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence, provided that such alternate Director agrees to keep confidential any information so obtained. An alternate Director shall cease to be alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Board. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

39.

POWERS AND DUTIES OF DIRECTORS

80.

Subject to the provisions of the Statute, these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Board who may exercise all the powers of the Company. No alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

81.

Subject to Articles 18, 18.A, 18.B and 19, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board shall from time to time by resolution determine.

82.	The Board shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Board;

(b)	of the names of the Board (including those represented thereat by an alternate or by proxy) present at each meeting of the Board and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Board and of committees of the Board.

83.

The Board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

84.

Subject to Articles 18, 18.A, 18.B and 19, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures, Debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

With respect to Articles 85-90, subject in each case to Articles 18, 18.A, 18.B and 19:

85.

The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director.

40.

Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

86.

The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Board at any time.

87.

Subject to Articles 18, 18.A, 18.B and 19, the Board may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Board and to perform such duties, and subject to such provisions as to disqualification and removal as the Board may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Board.

88.

The Board may delegate any of its powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of the Board, so far as they are capable of applying.

89.

The Board may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90.

The Board from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.

PROCEEDINGS OF DIRECTORS

91.

The quorum necessary for the transaction of the business of the Board shall be a majority of Directors (including the director appointed by WuXi (if any) and the director appointed by HOPU (if any)) then in office. An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. If such a quorum is not present within one hour after the time appointed for a meeting for which notice has been duly given, the meeting shall adjourn to the same place and time seven (7) days later. If the required quorum is not present at the time fixed for such adjourned meeting, the Directors present shall constitute the required quorum.

41.

92.

Except as otherwise provided by these Articles, the Board may regulate their meetings as they think fit. All meetings of the Board shall be held either telephonically or by video conferencing or in person; provided, that each director of the Board taking part in the meeting is able to hear each other director taking part in such meeting and that each director must acknowledge his or her presence for the purpose of the meeting and any director not doing so shall not be entitled to speak or vote at the meeting. Meetings of the Board shall take place at a minimum of once every quarter, or other frequency agreed unanimously by the Board. Questions arising at any meeting shall be decided by a Majority of votes of the Directors or alternate Directors present at a meeting at which there is a quorum. A Director, who is also an alternate Director, shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

93.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Board by at least ten (10) Business Days (provided that it shall be three (3) Business Days’ prior written notice to each director for any special matters if all the Directors who are entitled to vote at the meeting give written consent on such notice) and the written notice shall expressly set forth the agenda of the Board meeting and the related supporting documents (if any), but a meeting of Directors held without ten (10) Business Days’ notice having been given to all Directors shall be valid if all the Directors who are entitled to vote at the meeting waive such notice of the meeting either before or after such meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by such director. In the event that any holder of Ordinary Shares and/or or Preferred Shares shall have a conflict of interest (as determined in accordance with the Company’s then-current conflict of interest policy adopted by the Board) with respect to a matter to be approved by the Board hereunder (a “Shareholder Conflict”), the director(s) appointed by such holder of Ordinary Shares and/or Preferred Shares shall fully disclose the conflict of interest to the Board and shall vote with respect to such matter in a manner that is in the best interests of the Company in compliance with his or her fiduciary duties to the Company as a director of the Company. A copy of the minutes of such meeting shall be sent to all such Directors within twenty (20) days following such meeting.

94.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95.

For so long as any Investor (together with its Affiliates) is the single largest shareholder of the Company (on an as-converted but non-diluted basis) and continues to directly or indirectly hold more than twenty-five percent (25%) of the issued and outstanding Ordinary Shares (on an as-converted but non-diluted basis), such Investor may designate any Director as the chairman of the Board (the “Chairman”), provided that if there is no such Investor, Feng Tian shall be the

42.

Chairman. The Chairman shall preside as chairman at every general meeting of the Company, or if there is no such Chairman, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their member to be Chairman of the meeting.

96.

All acts done by any meeting of the Board (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

97.

Members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman of the meeting is at the start of the meeting.

98.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held.

99.

A Director, but not an alternate Director, may be represented at any meetings of the Board by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 64-67 shall mutatis mutandis apply to the appointment of proxies by the Board.

VACATION OF OFFICE OF DIRECTOR

100.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	if he is found a lunatic or becomes of unsound mind; or

(d)	if he is removed by the person entitled to appoint such Director as set forth in Article 70.

43.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.

The Directors may only be appointed as provided in Article 70 and removed by such person entitled to appoint such Director as provided in Article 70. To appoint or remove a Director in accordance with the provisions of these Articles, a Member must give written notice to the Company and the Registered Office specifying the identity of the person it wishes to appoint and/or remove. The notice must in the case of an appointment, be accompanied by a signed written consent from that person agreeing to act as a Director. Any appointment or removal of a Director in accordance with Article 70 shall take immediate effect upon receipt (or deemed receipt) by the Company or the Registered Office of such notice, or such later date as may be specified in the notice. Upon receipt of such notice, the Registered Office shall immediately update the register of directors of the Company.

PRESUMPTION OF ASSENT

102.

A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

103. (a)

The Company may, if the Board so determines, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Board or of a committee of the Board authorized by the Board in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Board for the purpose.

(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

(c)

Subject to Articles 18, 18.A, 18.B and 19, a Director, Secretary or other officer or representative or attorney may without further authority of the Board affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

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OFFICERS

104.

Subject to Articles 18, 18.A, 18.B and19, the Board may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Board and to perform such duties, and subject to such provisions as to disqualification and removal as the Board from time to time prescribes.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

105. (a)

Subject to the Shareholders Agreement, Statute and Articles 18, 18.A, 18.B and 19, the Board may from time to time by unanimous resolution declare dividends (including interim dividends) and distributions on Shares outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 105.

(b)

Each holder of the Series B Preferred Shares (on an as-converted basis) shall be entitled to receive a non-cumulative dividends, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series A Preferred Shares and the Ordinary Shares or any other class or series of Shares issued by the Company, at the rate of eight percent (8%) per annum of the Series B Issue Price, for each such Series B Preferred Share held by such holder, provided however, the Company is only obliged to declare and pay such dividend if the Board agrees to declare and pay such dividends. Unless and until any dividends or other distributions in like amount have been paid in full on the Series B Preferred Shares (on an as-converted basis) and approved by the Board, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series A Preferred Shares, any Ordinary Shares or any other class or series of shares issued by the Company.

(c)

After any dividends or other distributions in like amount have been paid in full on the Series B Preferred Shares (on an as-converted basis) and approved by the Board, each holder of the Series A Preferred Shares (on an as-converted basis) shall be entitled to receive a non-cumulative dividends, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Ordinary Shares or any other class or series of Shares issued by the Company, at the rate of eight percent (8%) per annum of the Series A Issue Price held by such holder, provided however, the Company is only obliged to declare and pay such dividend if the Board agrees to declare and pay such dividends. Unless and until any dividends or other distributions in like amount have been paid in full on the Series A Preferred Shares (on an as-converted basis) and approved by the Board, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Ordinary Shares or any other class or series of Shares issued by the Company.

45.

(d)

No dividend, whether in cash, in property or in Shares of the capital of the Company, shall be paid on or declared and set aside for any Ordinary Shares or any other class or series of Shares of the Company unless and until all declared but unpaid dividends on the Preferred Shares have been paid in full (calculated on as-converted basis). Each holder of the Preferred Shares shall also be entitled to receive dividends on an as converted basis when, as and if the Board declares any dividends on the Ordinary Shares.

106.

The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

107.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

108.

Subject to the special rights of certain class or classes or series of Shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a Share in advance of calls shall be treated for the purpose of this Article as paid on the Share.

109.	The Board may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

110.

The Board may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, Debentures, or Debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

111.

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

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112.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

113.

The Board may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board shall do all acts and things required to give effect to such capitalization, with full power to the Board to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

114.	The Board shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

115.

The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorized by the Board or by the Company in general meeting.

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116.

The Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

117.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

118.

The Board may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Board under this Article may be fixed by the Board.

119.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Board and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

120.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Board or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

121.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, shall be sent by airmail.

122. (a)

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

(b)

Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

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(c)

Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

123.	A notice may be given by the Company to the joint holders of record of a Share by giving the notice to the joint holder first named on the Register of Members in respect of the Share.

124.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

125.

Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

126.

Subject to these Articles, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

127.	In the event of any Liquidation Event or Deemed Liquidation Event, the proceeds from such Liquidation Event or Deemed Liquidation Event available for distribution to the Members of

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the Company shall be distributed in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by law):

(a)

The holders of Series B Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series A Preferred Shares, Ordinary Shares or any other class or series of Shares by reason of their ownership of such Shares, with respect to each Series B Preferred Share held by them, the amount equal to the greater of:

(i)

one hundred percent (100%) of the Series B Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such Shares), plus all declared but unpaid dividends thereon; or

(ii)

the amount to which the holder of such Series B Preferred Share would be entitled to receive in a Liquidation Event or a Deemed Liquidation Event if all Preferred Shares had been converted into Ordinary Shares immediately prior to such Liquidation Event or Deemed Liquidation Event,

(such applicable amount, the “Series B Preferred Share Liquidation Amount”)

If upon the occurrence of a Liquidation Event or a Deemed Liquidation Event of the Company, the assets and funds thus distributed among the holders of Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full Series B Preferred Share Liquidation Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of Series B Preferred Shares in proportion to the Series B Preferred Share Liquidation Amount each such holder is otherwise entitled to receive.

(b)

After setting aside or paying in full the Series B Preferred Share Liquidation Amount due pursuant to Article 127(a) above, in the event there are any remaining assets of the Company available for distribution to the Members, the holders of Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares or any other class or series of Shares by reason of their ownership of such Shares, with respect to each Series A Preferred Share held by them, the amount equal to the greater of:

(i)

one hundred percent (100%) of the Series A Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such Shares), plus all declared but unpaid dividends thereon; or

(ii)	the amount to which the holder of such Series A Preferred Share would be entitled to receive in a Liquidation Event or a Deemed Liquidation Event if all

50.

Preferred Shares had been converted into Ordinary Shares immediately prior to such Liquidation Event or Deemed Liquidation Event,

(such applicable amount, the “Series A Preferred Share Liquidation Amount”)

If upon the occurrence of a Liquidation Event or a Deemed Liquidation Event of the Company, the assets and funds thus distributed among the holders of Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full Series A Preferred Share Liquidation Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of Series A Preferred Shares in proportion to the Series A Preferred Share Liquidation Amount each such holder is otherwise entitled to receive.

(c)

After setting aside or paying in full the Series B Preferred Share Liquidation Amount and Series A Preferred Share Liquidation Amount due pursuant to Articles 127(a) and 127(b) above, the remaining assets of the Company available for distribution to the Members, if any, shall be distributed to the holders of outstanding Ordinary Shares on a pro rata basis.

(d)

In the event the Company proposes to distribute assets other than cash in connection with any Liquidation Event or Deemed Liquidation Event of the Company, the value of the assets to be distributed to the holders of Preferred Shares and the Ordinary Shares shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board.

(e)	In the event of a Liquidation Event or Deemed Liquidation Event, if any portion of the consideration payable to the Members is payable only upon satisfaction of contingencies

51.

(the “Additional Consideration”), the definitive agreement for such Liquidation Event or Deemed Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Members in accordance with Articles 127(a), 127(b) and 127(c) above as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event or Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the Members upon satisfaction of such contingencies shall be allocated among the Members in accordance with Articles 127(a), 127(b) and 127(c) above after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Article 127(e), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Initial Consideration.

INDEMNITY

128.

To the fullest extent permissible under the Statute, every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

129.	Unless the Board otherwise prescribes, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

130.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

52.

SCHEDULE A

1. RIGHT OF PARTICIPATION.

1.1 General. Each holder of Preferred Shares who, together with its Affiliates, holds at least seven percent (7%) of the then outstanding Preferred Shares (calculated on an as-converted basis) (each, a “Major Investor”) and/or their Affiliates shall have the right of first refusal to purchase (or designate any other person to purchase) their respective Pro Rata Share (as defined below) of any New Equity Securities that the Company may from time to time issue (the “Major Investor Right of Participation”).

1.2 Pro Rata Share. For the purposes of the Major Investor Right of Participation, a Major Investor’s “Pro Rata Share” is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by such Major Investor and its Affiliates, to (b) the total number of Ordinary Shares (calculated on an as-converted and fully-diluted basis, but excluding any reserved but ungranted options under the ESOP) held by all shareholders immediately prior to the issuance of New Equity Securities giving rise to the Major Investor Right of Participation.

1.3 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Equity Securities (in a single transaction or a series of related transactions), it shall give to each Major Investor written notice of its intention to issue New Equity Securities (the “First Participation Notice”), describing the amount and type of New Equity Securities, the price and the general terms upon which the Company proposes to issue such New Equity Securities. Each Major Investor shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Major Investor’s Pro Rata Share of the New Equity Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the number of New Equity Securities to be purchased (not to exceed such Major Investor’s Pro Rata Share of the New Equity Securities). If any Major Investor fails to so agree in writing within the First Participation Period to purchase such Major Investor’s full Pro Rata Share of an offering of the New Equity Securities, then such Major Investor shall forfeit the right hereunder to purchase that part of its Pro Rata Share of the New Equity Securities that it did not agree to purchase.

(b) Second Participation Notice; Oversubscription. If any Major Investor fails or declines to exercise its Major Investor Right of Participation in accordance with Subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Major Investors who exercised their Major Investor Right of Participation (the “Right Participants”) in accordance with Subsection (a) above. Each Right Participant shall have seven (7) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Equity Securities, stating the number of the additional New Equity Securities it proposes to purchase (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Equity Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Equity Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Equity Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such oversubscribing Right Participant (and its Affiliates) and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the oversubscribing Right Participants (and their Affiliates). Each Right Participant shall be obligated to buy such number of New Equity Securities as determined by the Company pursuant to this Section 1.3 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

1.4 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Major Investor exercises the Major Investor Right of Participation within the First Participation Period, the Company shall have one hundred and twenty (120) days thereafter to sell the New Equity Securities described in the First Participation Notice (with respect to which the Major Investor Right of Participation hereunder was not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Equity Securities within such one hundred and twenty (120) days period, then the Company shall not thereafter issue or sell any New Equity Securities without again first offering such New Equity Securities to the Major Investors pursuant to this Section 1.

1.5 Waivers. Notwithstanding anything to the contrary set forth herein, in the event that (i) any rights of a Major Investor to purchase New Equity Securities are waived with respect to a particular offering of New Equity Securities without such Major Investor’s prior written consent or execution of such waiver (a “Waived Investor”) and (ii) any other Major Investor that participated in waiving such rights (a “Waiving Investor”) actually purchases New Equity Securities in such offering, then each Waived Investor shall have the right, irrespective of such waiver, to purchase, in a subsequent closing of such issuance on substantially the same terms and conditions, the same percentage of its full Pro Rata Share of such New Equity Securities as such Waived Investor would have otherwise had the right to purchase pursuant to this Section 1.

1.6 Termination. The Major Investor Right of Participation shall terminate (i) immediately before the consummation of the Company’s first underwritten public offering of its Ordinary Shares under the Securities Act of 1933 (as amended) of the United States (an “IPO”); or (ii) upon the closing of a Deemed Liquidation Event.

2. TRANSFER RESTRICTIONS.

2.1 Certain Definitions. For purposes of this Section 2, “Restricted Shares” means any of the Company’s outstanding Ordinary Shares (other than Ordinary Shares converted from Preferred Shares) held by any Key Holder (as defined in the Shareholders Agreement). A “ROFR and Co-Sale Right Holder” means a Major Investor, its Affiliates, and its respective permitted assignees to whom its rights under this Section 2 have been duly assigned in accordance with Section 9.6(b) of the Shareholders Agreement, or any other person designated by such Major Investor.

2.2 Sale of Restricted Shares; Notice of Sale. Subject to Section 2.7 of this Schedule A, if any holder of Restricted Shares (the “Selling Shareholder”) proposes to sell or transfer any Restricted Shares held by it to a Third Party, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each ROFR and Co-Sale Right Holder and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer, including without limitation, the number of Restricted Shares to be Transferred (the “Offered Shares”), the consideration to be paid, the nature and other material terms of such Transfer, and the name and address of each prospective transferee.

2.3 Right of First Refusal.

(a) Company’s Option. The Company shall have an option for a period of fifteen (15) Business Days from receipt of the Transfer Notice (the “Company Election Period”) to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as are described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all or a portion of the Offered Shares by notifying the Selling Shareholder in writing (the “Company Election Notice”) before expiration of the fifteen (15) Business Day period as to the number of such Offered Shares which it wishes to purchase.

(b) Additional Transfer Notice. If the Company has declined to purchase all, or a portion of, the Offered Shares pursuant to the immediately preceding paragraph, then the Selling Shareholder shall, within three (3) Business Days after the expiration of the Company Election Period, give each ROFR and Co-Sale Right Holder an “Additional Transfer Notice” which shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares which the Company has declined to purchase (the “Remaining Shares”) and briefly describe the ROFR and Co-Sale Right Holder’s rights of first refusal and co-sale rights with respect to the Remaining Shares.

(c) ROFR and Co-Sale Right Holders’ Option. Each ROFR and Co-Sale Right Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company, and each other ROFR and Co-Sale Right Holder, within fifteen (15) Business Days following the date of the Additional Transfer Notice (the “Holder Election Period”), to elect to purchase all or any part of its pro rata share of the Remaining Shares equivalent to the product obtained by multiplying the aggregate number of the Remaining Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such ROFR and Co-Sale Right Holder and its Affiliates at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the ROFR and Co-Sale Right Holders and their Affiliates at the time of the transaction (the “First Refusal Allotment”), at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. To the extent that any ROFR and Co-Sale Right Holder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising ROFR and Co-Sale Right Holders shall, within five (5) Business Days after the end of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising ROFR and Co-Sale Right Holder so that any remaining Offered Shares may be allocated to those ROFR and Co-Sale Right Holders fully exercising their rights of first refusal on a pro rata basis. For purpose of the foregoing sentence, “on a pro rata basis” means on the basis of the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by a ROFR and Co-Sale Right Holder exercising its right of first refusal and its Affiliates, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) then held by all ROFR and Co-Sale Right Holders fully exercising their respective rights of first refusal and their Affiliates.

(d) Action Required. A ROFR and Co-Sale Right Holder shall not have the right to purchase any of the Remaining Shares unless it exercises its right of first refusal within the Holder Election Period to purchase up to all, or any of its pro rata share, of the Remaining Shares.

(e) Expiration Notice. Within ten (10) Business Days after expiration of the Holder Election Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and each ROFR and Co-Sale Right Holder specifying either (i) that all of the Offered Shares were purchased by the Company and/or ROFR and Co-Sale Right Holders by exercising their rights of first refusal, or (ii) that the Company and the ROFR and Co-Sale Right Holders have not purchased all of the Offered Shares, in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 2.4 below.

(f) Purchase Price. The purchase price per share for the Offered Shares to be purchased by the Company and/or ROFR and Co-Sale Right Holders exercising their right of first refusal will be the price per share set forth in the Transfer Notice or the Additional Transfer Notice (as appropriate), and will be payable as set forth in Section 2.3(g). If the purchase price in the Transfer Notice/Additional Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, the ROFR and Co-Sale Right Holders, and the Selling Shareholder, absent fraud or error.

(g) Payment. Payment of the purchase price for the Offered Shares purchased by the Company and/or the ROFR and Co-Sale Right Holders shall be made within thirty

(30) Business Days following the date of the First Refusal Expiration Notice, unless the Transfer Notice/Additional Transfer Notice contemplates a later date or unless the value of the purchase price has not yet been established pursuant to Section 2.3(f). Payment of the purchase price shall be made by wire transfer or check as directed by the Selling Shareholder.

(h) Rights of a Selling Shareholder. If the Company or any ROFR and Co-Sale Right Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such ROFR and Co-Sale Right Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Company/such ROFR and Co-Sale Right Holder in accordance with the terms of this Schedule A, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for the transfer.

(i) Application of Co-Sale Rights. If the Company and the ROFR and Co-Sale Right Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 2.4 below.

2.4 Co-Sale Right. To the extent the Company and the ROFR and Co-Sale Right Holders have not exercised their right of first refusal with respect to all the Offered Shares, then each ROFR and Co-Sale Right Holder that has not exercised its right of first refusal provided in Section 2.3 above shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other ROFR and Co-Sale Right Holder (the “Co-Sale Notice”) within fifteen (15) Business Days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Additional Transfer Notice. The Co-Sale Notice shall set forth the number of Company securities (on as-converted to Ordinary Shares basis) that such participating ROFR and Co-Sale Right Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such ROFR and Co-Sale Right Holder. To the extent one or more of the ROFR and Co-Sale Right Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each ROFR and Co-Sale Right Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each ROFR and Co-Sale Right Holder exercising its co-sale right may sell all or any part of that number of Ordinary Shares held by it and its Affiliates (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) owned by such ROFR and Co-Sale Right Holder exercising its co-sale rights at the time of the Transfer and its Affiliates and the denominator of which is the number of all Ordinary Shares (calculated on an as-converted basis) owned by the Selling Shareholder (excluding any Ordinary Shares of the Selling Shareholder on which any ROFR and Co-Sale Right Holder has exercised its right of first refusal) and all ROFR and Co-Sale Right Holders exercising their co-sale rights hereunder and their Affiliates (“Co-Sale Pro Rata Portion”).

(b) Transferred Shares. Each participating ROFR and Co-Sale Right Holder shall effect its participation in the Transfer by promptly delivering to the Selling Shareholder for Transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Company securities which such ROFR and Co-Sale Right Holder elects to sell;

(ii) that number of Preferred Shares, which is at such time convertible into the number of Ordinary Shares that such ROFR and Co-Sale Right Holder elects to sell (calculated on an as-converted basis); provided in such case that, if the prospective purchaser objects to the Transfer of Preferred Shares in lieu of Ordinary Shares, such ROFR and Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares as provided in Subsection 2.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual Transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to ROFR and Co-Sale Right Holders; Registration of Transfer. The share certificate or certificates that the participating ROFR and Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 2.4(b) shall be Transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Additional Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such ROFR and Co-Sale Right Holder that portion of the sale proceeds to which such ROFR and Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Shares or other securities from a ROFR and Co-Sale Right Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such Transfer, the Selling Shareholder shall purchase such Shares or other securities from such ROFR and Co-Sale Right Holder. The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder of the certificates, if any, for the Preferred Shares or Ordinary Shares being Transferred from the participating ROFR and Co-Sale Right Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by ROFR and Co-Sale Right Holders of their co-sale rights under this Section 2.4.

2.5 Right to Transfer. The Selling Shareholder may, not later than ninety (90) days following delivery to the Company of the Transfer Notice, conclude a Transfer of the Offered Shares covered by the Transfer Notice and the number of which shall have not been reduced pursuant to the right of first refusal and co-sale right of the Company and the ROFR and Co-Sale Right Holders hereunder, which in each case shall be on the same terms and conditions as those described in the Transfer Notice and Additional Transfer Notice. Any proposed transfer on terms and conditions which are, in the opinion of the ROFR and Co-Sale Right Holders, materially different from those described in the Transfer Notice and Additional Transfer Notice, as well as any subsequent proposed transfer of any Restricted Shares by the Selling Shareholder, shall again be subject to the right of first refusal and co-sale right of the Company and the ROFR and Co-Sale Right Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 2 of this Schedule A.

2.6 Exempt Transfers. Subject to Section 2.7 hereof, the restrictions and provisions set forth in Articles 2.3 and 2.4 shall not apply to (a) any Transfer of the Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) with respect to a Selling Shareholder who is an individual, any Transfer of the Restricted Shares to the parents, children or spouse, or to trusts for the benefit of such persons, of such Selling Shareholders for bona fide estate planning purposes (c) with respect to a Selling Shareholder who is an entity, any Transfer of the Restricted Shares to its wholly owned Affiliates, or (d) any transfer by a key holder listed in Schedule IV attached hereto (each a “Key Holder”) to any person of up to one percent (1%) of the total Shares then held by such Key Holder as of the Initial Closing on a cumulative basis (collectively the “Permitted Transferees”, and each, a “Permitted Transferee”, of such Selling Shareholder); provided that adequate documentation therefor is provided to the Company and the ROFR and Co-Sale Right Holders and that any such Permitted Transferee executes and delivers to the Company and the other parties an adoption agreement in substantially the form attached as Exhibit A of the Shareholders Agreement and in the capacities of the relevant Selling Shareholder for all purposes hereunder; and provided further, that such Selling Shareholder shall remain liable for any breach by such its Permitted Transferee of any provision hereunder. For the avoidance of doubt, Transfer restrictions under this Section 2 do not apply to Transfer of the Preferred Shares or Ordinary Shares converted therefrom.

2.7 Prohibited Transfers. Notwithstanding anything to the contrary herein, except for Transfers to Permitted Transferees as provided in Section 2.6 above, none of the Key Holders shall Transfer, through one or a series of transactions any Restricted Shares to any person prior to a QIPO, unless with the prior written consents of the Required Holders; provided, that the Transfers by a Key Holder to any Third Party of up to one percent (1%) of the total Shares held by such Key Holder as of the Initial Closing on a cumulative basis shall not be subject to the foregoing restrictions in this Article 2.7.

2.8 Legend.

(a) Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each holder of Restricted Shares agrees that the Company may instruct its transfer agent to impose Transfer restrictions on the existing or future Shares represented by certificates bearing the legend referred to in Section 2.8(a) above to enforce the provisions of these Articles and the Shareholders Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 2.

2.9 No Circumvention. Each shareholder agrees that the Transfer restrictions in these Articles may not avoided by the holding of equity securities directly or indirectly through a person or entity that can itself be sold in order to Transfer an interest in Shares free of such restrictions. Any Transfer or issuance of any equity securities of a shareholder of the Company to any person or entity who is not already an existing shareholder of such shareholder at the time of the relevant Transfer or issuance shall be treated as being a Transfer of the Shares held by that shareholder, and the provisions of this Article 2 that apply in respect of the Transfer of Shares shall thereupon apply in respect of the portion of the Shares so held by such shareholder.

2.10 Term. The provisions under this Section 2 shall terminate (i) immediately before the consummation of an IPO; or (ii) upon the closing of a Deemed Liquidation Event.

3. DRAG ALONG OBLIGATION.

3.1 Drag-Along Rights. At any time prior to consummation of an IPO , in the event that the Required Holders (in this case, the “Drag-Along Shareholders”) approve a proposed Trade Sale to a Third Party in which each holder of Preferred Share is entitled to receive the purchase price of no less than US$1.7368647 for each Preferred Share (as adjusted for share splits, share combinations, share dividends and other similar capital reorganizations) (a “Drag-Along Transaction”), then upon written notice from the Drag-Along Shareholders requesting them to do so, each of the other shareholders of the Company shall consent to and raise no objections against the Drag-Along Transaction. Without limiting the generality of the foregoing, each other shareholder shall (i) vote (in person or by proxy) or give its written consent with respect to all the Shares held by it, and cause any Director appointed by it to vote, in favor of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Transaction; (iii) transfer all or such percentage of securities agreed by the Drag-Along Shareholders on the same terms as the Drag-Along Shareholders in the event that a proposed Drag-Along Transaction is structured as a share transfer; and (iv) execute and deliver all related documentation and take all actions reasonably necessary to consummate the proposed Drag-Along Transaction, including without limitation amending the then existing Articles. The Company shall use commercially reasonable efforts to cause all security holders of the Company to be subject to the obligations set forth in this Section 3.1. The Company shall notify all shareholders in writing not less than thirty (30) days prior to the proposed consummation of the Drag-Along Transaction; provided, however, that such shareholder agrees not to directly or indirectly (without the prior written consent of the Company), disclose to any other person (other than to such shareholder’s legal counsel and other advisors in confidence, as otherwise necessary to protect such shareholder’s rights under the Shareholders Agreement, these Articles or as otherwise required by law) any information related to such potential Drag-Along Transaction.

3.2 Conditions. Notwithstanding anything to the contrary set forth herein, a shareholder of the Company will not be required to comply with Section 3.1 above in connection with any proposed Drag-Along Transaction (the “Proposed Sale”) unless:

(a) any representations and warranties to be made by such shareholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the shareholder holds all right, title and interest in and to the Shares such shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the shareholder have been duly executed by the shareholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the shareholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the shareholder in connection with the transaction, nor the performance of the shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the shareholder is a party, or any law or judgment, order or decree of any court or Governmental Authority that applies to the shareholder;

(b) such shareholders shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders);

(c) the liability for indemnification, if any, of such shareholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company is pro rata in proportion to the amount of consideration paid to such shareholder in connection with such Proposed Sale (in accordance with the provisions of the Company’s organizational documents);

(d) liability shall be limited to such shareholder’s applicable Share (determined based on the respective proceeds payable to each shareholder in connection with such Proposed Sale in accordance with the provisions of these Articles) of a negotiated aggregate indemnification amount that applies equally to all shareholder but that in no event exceeds the amount of consideration otherwise payable to such shareholder in connection with such Proposed Sale, except with respect to claims related to fraud by such shareholder, the liability for which need not be limited as to such shareholder;

(e) such shareholder is not required to agree (unless such shareholder is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such shareholder’s capacity as a shareholder of the Company; and

(f) upon the consummation of the Proposed Sale (i) each holder of each class or series of the share capital of the Company will receive the same form of consideration for their Shares of such class or series as is received by other holders in respect of their Shares of such same class or series of Shares, (ii) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their Shares of such same series, (iii) each holder of Ordinary Shares will receive the same amount of consideration per share of Ordinary Shares as is received by other holders in respect of their Ordinary Shares, and (iv) unless waived pursuant to the terms of the these Articles and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares and Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with these Articles in effect immediately prior to the Proposed Sale.

3.3 Transfer Certificate. To the extent the Proposal Sale is structured as an equity transfer, on the closing date of such Proposal Sale, each shareholder of the Company shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Shares to be included in the Proposal Sale, duly endorsed for transfer with signatures guaranteed, to such Third Party purchasers in the manner and at the address requested by the Drag-Along Shareholders.

3.4 Payment. To the extent the Proposal Sale is structured as an equity transfer, if any shareholder of the Company receives the purchase price in consideration for their Shares, and they fail to deliver certificates evidencing their Shares, such shareholder shall for all purposes be deemed no longer to be a shareholder of the Company (with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Shares held by it, shall have no other rights or privileges as a shareholder of the Company. In addition, the Company shall stop any subsequent Transfer of any Shares held by such shareholder.

3.5 Exceptions. The Drag-Along Shareholders shall not be entitled to exercise the rights set out in Section 3 unless such rights are exercised before the consummation of an IPO.